UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

Parkview Capital Credit, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55411	47-2441958
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Post Oak Center

1980 Post Oak Boulevard, 15th Floor

Houston, Texas 77056

(Address of principal executive offices)

(713) 622-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Guaranty (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The registrant, Parkview Capital Credit, Inc. (the “Company”), owns 100% of the common equity of Lone Star Brewery Development, Inc. (“Lone Star”), an entity created to oversee a redevelopment project involving the former site of Lone Star Brewery and surrounding land in San Antonio, Texas. In connection with a financing transaction with BI 28 LLC (the “Lender”), a subsidiary of BridgeInvest, whereby the Lender agreed to provide a loan to Lone Star (the “Loan”) pursuant to a loan agreement between Lone Star and the Lender (the “Loan Agreement”), the Lender required that the Company guarantee the performance of Lone Star under the terms of the Loan Agreement.

On February 8, 2018, the board of directors of the Company authorized the Company to enter into a Guaranty, whereby the Company agrees to guarantee to the Lender the performance of Lone Star under the Loan Agreement. On February 16, 2018, Lone Star entered into the Loan Agreement with the Lender and the Company entered into the Guaranty with the Lender. The Loan has an 18-month term, which term can be extended by an additional six months. Assuming the Loan has a duration of two years, the Company's aggregate obligation as a result of its 100% ownership of Lone Star would be $14.3 million, which includes interest payments and repayment of principal.

A copy of the Guaranty is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Guaranty, dated February 16, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVIEW CAPITAL CREDIT, INC.

Dated: February 22, 2018	By:	/s/ Keith W. Smith
	Name:	Keith W. Smith
	Title:	President and Chief Executive Officer

2